SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1933

May 14, 2002
Date of Report (date of earliest event reported)

VASTERA, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-31589 (Commission File Number)	54-1616513 (I.R.S. Employer Identification Number)
45025 Aviation Drive, Suite 300 Dulles, Virginia 20166 (Address of principal executive offices)

(703) 661-9006 (Registrant’s telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)
Former Independent Auditors.

          The Audit Committee of our Board of Directors is responsible for selecting and reviewing the performance of our independent auditors. On May 9, 2002, our Audit Committee decided to terminate the engagement of Arthur Andersen LLP as our independent auditors.

          The reports of Arthur Andersen LLP on our financial statements for our fiscal years ended December 31, 2000 and December 31, 2001 contained no adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles.

          In connection with the audits performed by Arthur Andersen LLP for fiscal 2000 and 2001 and during the period from January 1, 2002 through May 9, 2002, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement(s) in its reports.

          We have provided a copy of the above disclosures to Arthur Andersen LLP and have requested that Arthur Andersen LLP furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated May 13, 2002 is filed as appendix 16.1 to this Form 8-K.

(b)
New Independent Auditors.

          Effective May 10, 2002, we retained KPMG LLP as our independent public accountants.  During fiscal 2000 and 2001 and during the period from January 1,2002 through May 9, 2002, neither we nor anyone acting on our behalf consulted with KPMG LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on our financial statements, nor did we (or anyone acting on our behalf) consult with KPMG LLP regarding any other matter that was the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Item 304 of Regulation S-K).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated May 13, 2002

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2002	VASTERA, INC.

	By:	/s/ Philip J. Balsamo
Philip J. Balsamo Chief Financial Officer

Exhibit Index

Exhibit Index	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated May 13, 2002